UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 12, 2015, The Middleby Corporation, a Delaware corporation (the “Company”), held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) in Elgin, Illinois.  At the Annual Meeting, the Company’s stockholders voted on three proposals and cast their votes as described below.  The proposals are described in the definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission on April 2, 2015.

1.	ELECTION OF DIRECTORS

Proposal one was the election of seven (7) directors.  The shares present were voted as follows:

Nominees	For	Against	Abstain	Broker Non-Votes

Selim A. Bassoul	47,010,951	781,740	247,684	0
Sarah Palisi Chapin	42,766,290	5,049,579	224,506	0
Robert B. Lamb	47,729,324	84,826	226,225	0
John R. Miller III	42,463,920	5,350,709	225,746	0
Gordon O’Brien	42,722,542	5,092,089	225,744	0
Philip G. Putnam	46,976,663	837,981	225,731	0
Sabin C. Streeter	47,530,653	284,327	225,395	0

Pursuant to the foregoing votes, all seven nominees listed above were elected to the Company’s Board of Directors (the “Board”) to serve until the Company’s 2016 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal.

2.	ADVISORY VOTE ON EXECUTIVE COMPENSATION

Proposal two was the approval, by an advisory vote, of the 2014 compensation of the Company’s named executive officers.  The shares present were voted as follows:

FOR: 40,270,566	AGAINST: 6,701,230	ABSTAIN: 1,068,579	BROKER NON-VOTES: 0

Pursuant to the foregoing votes, proposal two was approved on an advisory basis.

3.	RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Proposal three was the ratification of Ernst & Young LLP as independent public accountant of the Company for the current fiscal year ending January 2, 2016.  The shares present were voted as follows:

FOR: 48,004,100	AGAINST: 15,628	ABSTAIN: 20,647	BROKER NON-VOTES: 0

Pursuant to the foregoing votes, proposal three was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: May 18, 2015	By:	/s/ Timothy J. FitzGerald
Name: Timothy J. FitzGerald
Title: Vice President and Chief Financial Officer